Exhibit 99.1

Date: December 15, 2022

News Release – Investor Update

Parks! America, Inc. Reports Q4 and Fiscal 2022 Results

●	Comparable Fiscal 2022 attendance based net sales remain well above 2019 levels, driven by a 12% increase in attendance and a nearly 30% increase in per capita spending

●	Company remains focused on driving core business growth through strategic capital spending, guest experience enhancement and targeted marketing spend

PINE MOUNTAIN, Georgia, December 15, 2022 – Parks! America, Inc. (OTCPink: PRKA), today announced the results for its fourth fiscal quarter and year ended October 2, 2022.

Fourth Quarter Fiscal 2022 Highlights

Reported total net sales for the fiscal quarter ended October 2, 2022 were $3.07 million, a decrease of $219,249, compared to the fiscal quarter ended October 3, 2021. Our parks’ combined attendance based net sales decreased by $240,140 or 7.5%, and animal sales increased by $20,891.

The Company reported net income of $482,409 or $0.01 per basic share and per fully diluted share, for the fiscal quarter ended October 2, 2022, compared to a net income of $765,730 million or $0.01 per basic share and per fully diluted share, for the fiscal quarter ended October 3, 2021, resulting in a decrease of $283,321. The decrease in the Company’s fourth fiscal quarter net income is primarily attributable to lower attendance based net sales, higher advertising, compensation, insurance, and general operating expenses, partially offset by higher animal sales, other income, lower interest expense and lower income taxes.

Fiscal 2022 Highlights

The Company’s 2022 fiscal year was comprised of 52-weeks, compared to its 2021 fiscal year which was comprised of 53-weeks. The extra week in the Company’s 2021 fiscal year occurred in its fiscal quarter ended January 3, 2021. As such, attendance based net sales analysis for the year ended October 2, 2022 will include comparable 52-week sales comparison, in addition to the reported sales comparison.

Reported total net sales for the fiscal year ended October 2, 2022 were $10.7 million, a decrease of $1.12 million, compared to the fiscal year ended October 3, 2021. Our parks’ combined attendance based net sales decreased by $1.05 million or 9.0%, and animal sales decreased by $75,607. On a comparable 52-week basis, attendance based net sales decreased by $848,862 or 7.4%.

The Company reported net income of $727,491 or $0.01 per basic share and per fully diluted share, for the fiscal year ended October 2, 2022, compared to a net income of $2.80 million or $0.04 per basic share and per fully diluted share, for the fiscal year ended October 3, 2021, resulting in a decrease of $2.07 million. The decrease in the Company’s net income for the fiscal year ended October 2, 2022 is primarily attributable to lower attendance based net sales and animal sales, and higher compensation, advertising, special event, insurance, and general operating expenses, a legal settlement charge and a gain on extinguishment of debt in the prior year, partially offset by higher other income, lower interest expense and lower income taxes.

Excluding the after-tax impact of the $100,000 legal settlement in the fiscal year ended October 2, 2022 and the $189,988 non-taxable gain on extinguishment of debt for the fiscal year ended October 3, 2021, adjusted net income decreased by $1.81 million to $800,491.

Balance Sheet and Liquidity

The Company had working capital of $4.67 million as of October 2, 2022, compared to $5.70 million as of October 3, 2021. The Company had total debt of $4.96 million as of October 2, 2022, compared to $5.66 million as of October 3, 2021. The Company’s debt-to-equity ratio was 0.32 to 1.0 as of October 2, 2022, compared to 0.39 to 1.0 as of October 3, 2021.

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Fiscal 2022 Commentary

“We believe our 2022 attendance based sales were impacted by a variety of factors, including the return to a more normal level of customer spending as compared to the pent-up leisure spending we experienced in 2020 and 2021. We also believe our 2022 attendance-based sales were unfavorably impacted by negative year-over year weather trends and general economic conditions,” commented Lisa Brady, recently appointed President and CEO.

“Despite the year-over-year attendance based sales declines compared to the elevated pandemic levels, we are pleased to note our 2022 attendance based sales, adjusted to remove the positive impact of the 2020 fiscal year purchase of the Texas park, are up more than 40%, driven by attendance gains of 12% and a nearly 30% increase in per capita spending, in comparison to our 2019 fiscal year,” Brady added.

“Our 2022 operating expenses were impacted by the inflationary environment, particularly on the cost and availability of labor,” Brady continued. “Additionally, 2022 was negatively impacted by the high year one cost of the Missouri light display, increased insurance expense, as well as increased marketing spend, as we transitioned to a new agency and refined our marketing efforts and plans. As we head into our 2023 fiscal year, our teams remain highly focused on managing labor hours and costs to offset inflationary pressures.”

“It is important to acknowledge that our 2022 year was one of transition. Again, I want to express my appreciation to Dale Van Voorhis and our entire exceptional, dedicated team for their hard work and efforts to maintain, improve and enhance our parks, providing our animals best-in-class care and an unforgettable experience for our guests. We ended our 2022 fiscal year strong, maintaining a very healthy balance sheet, in addition to making record capital investments, building upon our strong foundation to drive continued growth and improvement at all our parks, while continuing to rank as a top family attraction as evidenced by the TripAdvisor’s 2022 Travelers’ Choice Award for both our Georgia and Missouri Parks,” said Brady. “Our teams should be proud of the numerous customer experience enhancing capital projects completed throughout the year, including the launch of animal encounters at each park, the addition of a rental vehicle program at our Missouri and Texas Parks, a new party pavilion at our Georgia Park, and several major animal exhibit upgrades. While our plans for a signature giraffe exhibit at our Georgia Park have been delayed due to inflationary cost pressures and labor shortages, we remain highly committed to the long-term vision of the park, of which this exhibit will be a signature attraction, and we plan to resume progress on this exhibit during the 2023 season.”

“As we head into our 2023 fiscal year, we are prioritizing the development of multi-year site plans for each park, focusing to continually enhance the environment, our animal habitats and the overall guest experience. In addition to strategic capital improvements, we will continue to add programming and an educational overlay to our parks to enhance engagement and increase repeat guest visits. Lastly, we are actively refining and enhancing our overall marketing efforts to expand our reach to potential customers and better tell our story,” added Brady.

“In closing, we believe we have all the key components necessary to drive growth, including our talented teams, our engaging parks and animals, and a healthy balance sheet. We are highly committed to continued growth and improvement, and ultimately the creation of stakeholder value, and we will be evaluating strategies to drive organic and inorganic growth over the coming years. I want to express our thanks to our investors for your continuing support, and we hope to see you at our Parks to experience the company firsthand,” Brady concluded.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional theme parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, as well as the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas, which was acquired on April 27, 2020.

Additional information, including our Form 10-K for the fiscal year ended October 2, 2022, is available on the Company’s website, http://www.animalsafari.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. Such forward-looking statements involve risks and uncertainties, including, among other things, statements concerning: our business strategy; liquidity and capital expenditures; future sources of revenues and anticipated costs and expenses; and trends in industry activity generally. Such forward-looking statements include, among others, those statements including the words such as “may,” “will,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar language or by discussions of our outlook, plans, goals, strategy or intentions.

You are cautioned to not place undue reliance on these forward-looking statements; our actual results may differ significantly from those projected in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to vary materially from future results include but are not limited to: competition from other parks which we believe is increasing, factors related to the spread of COVID-19 and its variants, difficulty engaging seasonal and full-time workers, weather conditions during our primary tourist season, the price of animal feed and the price of gasoline. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements.

We believe the expectations reflected in forward-looking statements are reasonable, however we can give no assurances that such expectations will be realized, and actual results could differ materially. We assume no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2022.

Contact:	Lisa Brady
President and Chief Executive Officer
(706) 663-8744
lisa@animalsafari.com

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PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Years Ended October 2, 2022 and October 3, 2021

	For the three months ended		For the year ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net sales	$2,964,448	$3,204,588	$10,610,191	$11,655,658
Sale of animals	101,312	80,421	131,226	206,833
Total net sales	3,065,760	3,285,009	10,741,417	11,862,491

Cost of sales	359,877	422,943	1,446,640	1,489,196
Selling, general and administrative	1,803,798	1,566,479	7,217,892	5,817,986
Depreciation and amortization	204,762	180,126	782,987	704,016
Legal settlement	-	-	100,000	-
(Gain) loss on disposal of operating assets	22,422	49,064	(6,738)	90,105
Income from operations	674,901	1,066,397	1,200,636	3,761,188

Other income, net	22,954	20,999	91,276	65,314
Gain on extinguishment of debt	-	-	-	189,988
Interest expense	(59,146)	(68,366)	(261,621)	(335,944)
Income before income taxes	638,709	1,019,030	1,030,291	3,680,546

Income tax provision	156,300	253,300	302,800	882,000
Net income	$482,409	$765,730	$727,491	$2,798,546

Income per share - basic and diluted	$0.01	$0.01	$0.01	$0.04

Weighted average shares outstanding (in 000’s) - basic and diluted	75,227	75,124	75,186	75,094

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PARKS! AMERICA, INC. AND SUBSIDIARIES

ATTENDANCE BASED NET SALES BY PARK

	Reported				Comparable 52-Weeks
	For the three months ended		For the year ended		For the year ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Georgia	$1,907,364	$2,101,127	$7,066,625	$7,947,877	$7,066,625	$7,815,326
Missouri	649,849	618,125	1,667,545	1,769,137	1,667,545	1,744,018
Texas	407,235	485,336	1,876,021	1,938,644	1,876,021	1,899,709
Total attendance based sales	$2,964,448	$3,204,588	$10,610,191	$11,655,658	$10,610,191	$11,459,053

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PARKS! AMERICA, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURE - ADJUSTED NET INCOME (1)

For the Years Ended October 2, 2022 and October 3, 2021

	For the year ended
	October 2, 2022	October 3, 2021
Net income	$727,491	$2,798,546
Legal settlement	100,000	-
Tax impact - legal settlement	(27,000)	-
Gain on extinguishment of debt	-	(189,988)
Adjusted net income	$800,491	$2,608,558

(1) Reconciliation of Non-GAAP Disclosure Item - Adjusted Net Income

Adjusted net income for the year ended October 2, 2022, excludes a legal settlement charge associated an employment contract dispute related to a former officer of the Company. Adjusted net income for the year ended October 3, 2021, excludes a gain on extinguishment of debt associated with the forgiveness of Paycheck Protection Program loans.

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PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of October 2, 2022 and October 3, 2021

	October 2, 2022	October 3, 2021
ASSETS
Cash	$5,472,036	$6,654,348
Accounts receivable	4,405	4,469
Inventory	541,986	314,103
Prepaid expenses	170,782	175,248
Total current assets	6,189,209	7,148,168

Property and equipment, net	14,811,742	13,806,868
Intangible assets, net	79,565	10,966
Other assets	23,090	15,974
Total assets	$21,103,606	$20,981,976

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$267,567	$221,414
Other current liabilities	521,872	531,347
Current portion of long-term debt, net	732,779	699,483
Total current liabilities	1,522,218	1,452,244

Long-term debt, net	4,227,442	4,960,180
Total liabilities	5,749,660	6,412,424

Stockholders’ equity

Common stock; 300,000,000 shares authorized, at $.001 par value; 75,227,058 and 75,124,087 shares issued and outstanding, respectively	75,227	75,124
Capital in excess of par	4,987,762	4,934,212
Treasury stock	-	(3,250)
Retained earnings	10,290,957	9,563,466
Total stockholders’ equity	15,353,946	14,569,552
Total liabilities and stockholders’ equity	$21,103,606	$20,981,976

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